UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction, NY 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (845) 838-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 21, 2016, eMagin Corporation (the “Company”) entered into a Financing Agreement with Rosenthal & Rosenthal, Inc. (“Rosenthal”) that provides for up to a maximum amount of $5 million based on a borrowing base equivalent of 85% of eligible accounts receivable (the “Financing Agreement”). The interest on the Financing Agreement is equal to the Prime Rate plus 3% but may not be less than 6.5% with a minimum monthly interest payment of $2,000. The Company shall pay Rosenthal an annual facility fee equal to 1% of the maximum amount borrowable under the facility. The Financing Agreement will automatically renew on December 31, 2019 for a one year term unless written notice to terminate the Financing Agreement is provided by either party.

The Financing Agreement is secured by a lien on all receivables, property and the proceeds thereof, credit insurance policies and other insurance relating to the collateral, books, records and other general intangibles, inventory and equipment, proceeds of the collateral and accounts, instruments, chattel paper, and documents.

The financing agreement contains customary representations and warranties, affirmative and negative covenants and events of default.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: December 23, 2016	By:	/s/ Jeffrey Lucas
Jeffrey Lucas
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release

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